SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

NexPoint Credit Strategies Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transactions applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

NEXPOINT CREDIT STRATEGIES FUND

200 Crescent Court

Suite 700

Dallas, Texas 75201

(866) 351-4440

, 2014

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of NexPoint Credit Strategies Fund (the “Fund”) to be held at 200 Crescent Court, 17th Floor –              Room, Dallas, TX 75201, on             ,             , 2014, at             , Central Time (the “Meeting”).

The Notice of Special Meeting of Shareholders and the Proxy Statement of the Board of Trustees accompanying this letter provide an outline of the business to be conducted at the Meeting. At the Meeting, you will be asked to approve a new Advisory Agreement among NexPoint Residential Trust, Inc., NexPoint Residential Trust Operating Partnership, L.P. and NexPoint Real Estate Advisors, L.P., an affiliate of the Fund’s current investment adviser, NexPoint Advisors, L.P.

We hope that you will be able to attend the Meeting. Whether or not you plan to attend, please complete, date, sign and mail the enclosed proxy card to assure that your shares are represented at the Meeting.

Sincerely,

/s/ Ethan Powell
Ethan Powell Executive Vice President and Secretary

NexPoint Credit Strategies Fund

200 Crescent Court

Suite 700

Dallas, Texas 75201

(866) 351-4440

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON             , 2014

The Special Meeting of Shareholders of NexPoint Credit Strategies Fund, a Delaware statutory trust (the “Fund”), will be held at 200 Crescent Court, 17th Floor –              Room, Dallas, TX 75201, on             ,             , 2014, at             , Central Time, (the “Meeting”), for the following purposes:

1.	To approve the terms of an Advisory Agreement to be entered into among NexPoint Residential Trust, Inc., a subsidiary of the Fund (“NXRT”), NexPoint Residential Trust Operating Partnership, L.P., NXRT’s operating partnership, and NexPoint Real Estate Advisors, L.P., an affiliate of the Fund’s current investment adviser, NexPoint Advisors, L.P.; and

2.	To transact such other business as may properly come before the Meeting and any adjournment thereof.

The Board of Trustees recommends a vote for the above proposal. The close of business on             , 2014 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Please call              for directions on how to attend the Meeting and vote in person.

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on             , 2014: Copies of these proxy materials, including the notice for the Meeting, the Proxy Statement and the form of proxy, are available to you on the Internet at             .

The Board of Trustees is requesting your vote. Your vote is important regardless of the number of shares that you own. Whether or not you expect to be present at the Meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the United States. If you desire to vote in person at the Meeting, you may revoke your proxy at any time before it is exercised.

By Order of the Board of Trustees

/s/ Ethan Powell
Ethan Powell Executive Vice President and Secretary

            , 2014

Dallas, Texas

NEXPOINT CREDIT STRATEGIES FUND

200 Crescent Court

Suite 700

Dallas, Texas 75201

(866) 351-4440

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

            , 2014

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of NexPoint Credit Strategies Fund, a Delaware statutory trust (the “Fund” or “NHF”), for use at the Fund’s Special Meeting of Shareholders to be held at 200 Crescent Court, 17th Floor –              Room, Dallas, TX 75201, on             ,             , 2014, at             , Central Time, and at any and all adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders dated             , 2014. The Fund is a closed-end investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). NexPoint Advisors, L.P., a Delaware limited partnership (“NHF Adviser”), with its principal office at 200 Crescent Court, Suite 700, Dallas, Texas 75201, serves as the adviser and the administrator to the Fund. The Fund’s principal executive office is located at 200 Crescent Court, Suite 700, Dallas, Texas 75201.

This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and form of proxy are being provided to shareholders of record as of              on or about             , 2014.

If the form of proxy is properly executed and returned in time to be voted at the Meeting, the shares covered thereby will be voted at the Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the approval of the NXRT Advisory Agreement as proposed below, and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Meeting or any adjournment or postponement thereof.

A shareholder may revoke his or her proxy by appearing at the Meeting, revoking his or her proxy and voting in person, giving written notice of such revocation to the Secretary of the Fund or by returning a later-dated proxy before the Meeting.

Purpose of Meeting

As described in more detail in this Proxy Statement, the Meeting is being held for the following purposes:

1.	To approve the terms of an Advisory Agreement (the “NXRT Advisory Agreement”) to be entered into among NexPoint Residential Trust, Inc., a subsidiary of the Fund (“NXRT”), NexPoint Residential Trust Operating Partnership, L.P., NXRT’s operating partnership, and NexPoint Real Estate Advisors, L.P. (“NXRT Adviser”), an affiliate of NHF Adviser (the “Proposal”); and

2.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board does not know of any matter to be considered at the Meeting other than the Proposal referred to in this Proxy Statement and the Notice of Special Meeting.

Voting Securities

The Board of Trustees of the Fund (the “Board”) has fixed the close of business on             , 2014 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Meeting. As of the Record Date,              shares of the Fund’s common stock (the “Common Stock”), par value $0.001 per share, were issued and outstanding, and the Fund had not issued any preferred shares. Shareholders of the Fund are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.

Quorum Required, Adjournment and Additional Solicitation

A quorum must be present at the Meeting for any business to be conducted. The presence, in person or by proxy, of the holders of a majority of the shares of the Fund entitled to vote shall constitute a quorum (“Quorum”) for the Meeting. Shares that abstain will be counted for purposes of determining whether a quorum is present. As broker non-votes will be treated as not present at the Meeting and, thus, as not entitled to vote with respect to the Proposal, broker non-votes (if any) will not be counted for quorum purposes. If a Quorum is not present at the Meeting, or if a Quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments or postponements of the Meeting to permit further solicitation of proxies. Any adjournment or postponement will require the affirmative vote of a majority of those shares that are represented at the Meeting in person or by proxy, whether or not a Quorum is present. Brian Mitts and Ethan Powell are the persons named as proxies and will vote all proxies held by them for such adjournment, other than those proxies marked to be voted against the Proposal.

Votes Required

Approval of the Proposal requires the affirmative vote of the shareholders holding a majority of the outstanding voting securities of the Fund. The 1940 Act defines “a majority of the outstanding voting securities” of a fund as: (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of such fund, whichever is less. An abstention will have the effect of a vote against the Proposal.

Broker Non-Votes.    Broker non-votes are described as votes cast by a broker or other nominee on behalf of a beneficial holder who does not provide explicit voting instructions to such broker or nominee and who does not attend the Meeting. The Proposal is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to the Proposal. Thus, if you do not give your broker or nominee specific instructions on how to vote for you or do not vote for yourself in accordance with the voting instructions on the proxy card, by returning a proxy card or by other arrangement with your broker or nominee, your shares will be treated as not present at the Meeting. As a result, these shares will have no effect on the Fund’s ability to obtain the approval of 67% or more of the voting securities present at the Meeting and will have the same effect as a vote against the Proposal if the Fund does not obtain the approval of 67% or more of the voting securities present and instead seeks to obtain the affirmative vote of 50% of the outstanding voting securities of the Fund.

Information Regarding This Solicitation

In addition to soliciting proxies by mail, the Fund’s officers and employees of the NHF Adviser may solicit proxies by web, by telephone or in person. Copies of the notice for the Meeting, the Proxy Statement and the form of proxy are available at             . The Fund has engaged AST Fund Solutions at 1200 Wall Street West, Lyndhurst, NJ 07071 for inquiries, and to provide shareholder meeting services, including the distribution of this Proxy Statement and related materials to shareholders as well as assisting the Fund in soliciting proxies for the Meeting, at an approximate cost of $50,000. The costs of proxy solicitation and expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by the Fund.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, there are no persons who would be deemed to “control” the Fund, as such term is defined in the 1940 Act.

Our Trustees consist of Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” of the Fund, as defined in the 1940 Act, and Independent Trustees are all other directors (the “Independent Directors”).

To the knowledge of management of the Fund and the Board, the following shareholder(s) or “groups,” as the term is defined in Section 13(d) of the 1934 Act, beneficially owned, or were owners of record of, more than 5% of the Fund’s outstanding shares as of             , 2014.

As of             , 2014, the Trustees and officers, individually and as a group, owned less than 1% of the outstanding shares of the Fund.

Name and Address	Type of Ownership	Shares Owned	Percentage of Common Stock Outstanding
Advisors Asset Management, Inc. 18925 Base Camp Road Monument, CO 80132			%

Morgan Stanley Smith Barney LLC 1585 Broadway New York, NY 10036			%

Morgan Stanley 1585 Broadway New York, NY 10036			%

First Trust Portfolios, L.P. 120 East Liberty Drive, Suite 400 Wheaton, IL 60187			%

First Trust Advisors, L.P. 120 East Liberty Drive, Suite 400 Wheaton, IL 60187			%

The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60187			%

Dollar Range of Securities Beneficially Owned by Trustees

The following table shows the dollar range of equity securities beneficially owned by the Trustees in the Fund and the aggregate dollar range of equity securities owned by the Trustees in all funds overseen by the Trustees in the Highland Fund Complex (as defined below) as of             , 2014. Information as to the beneficial ownership of the Fund’s Trustees is based on information furnished to the Fund by such persons.

Name of Trustee	Dollar Range of Equity Securities in the Trust(1)	Aggregate Dollar Range(1) of Equity Securities Owned in All Funds of the Highland Fund Complex(2) Overseen by Trustee
Interested Trustees
John Honis
NexPoint Credit Strategies Fund
Ethan Powell
NexPoint Credit Strategies Fund

Independent Trustees
Timothy K. Hui
NexPoint Credit Strategies Fund
Terrence O. Jones
NexPoint Credit Strategies Fund
Dr. Bob Froehlich
Bryan A. Ward
NexPoint Credit Strategies Fund

(1)	Dollar ranges are as follows: None; $1-$10,000; $10,001-$50,000; $50,001-$100,000; $100,001-$500,000; $500,001-$1,000,000 or over $1,000,000.

(2)

The “Highland Fund Complex” consists of all of the registered investment companies overseen by the Board (NHF, Highland Funds I (“HFI”), Highland Funds II (“HFII”) and Highland Opportunistic Credit Fund (“HOC”)) and advised by the NHF Adviser or an affiliated person of the NHF Adviser as of             , 2014.

PROPOSAL 1

APPROVAL OF INVESTMENT ADVISORY AGREEMENT AMONG

NEXPOINT RESIDENTIAL TRUST, INC., NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P. AND NEXPOINT REAL ESTATE ADVISORS, L.P.

Background

Shareholders of NexPoint Credit Strategies Fund (the “Fund” or “NHF”) (the “Shareholders”) are being asked to approve a new investment advisory agreement among NexPoint Residential Trust, Inc., a subsidiary of the Fund (“NXRT”), NexPoint Residential Trust Operating Partnership, L.P., NXRT’s operating partnership (“NXRT OP”), and NexPoint Real Estate Advisors, L.P. (“NXRT Adviser”), an affiliate of NexPoint Advisors, L.P. (“NHF Adviser”) (the “Proposal”).

NHF Adviser currently acts as the investment adviser to the Fund pursuant to an investment advisory agreement between the Fund and NHF Adviser (the “Fund Advisory Agreement”). The Board most recently provided its annual re-approval of the Fund Advisory Agreement at a meeting held on             , 2014.

On             , 2014, the Board announced a plan to separate NXRT from the Fund through a series of restructuring transactions followed by a distribution of all of the outstanding shares of NXRT common stock to the Shareholders on a pro rata basis (the “Spin-Off”). Unlike the Fund, NXRT will not be regulated as an investment company under the 1940 Act. In connection with the Spin-Off, NXRT plans to enter into an investment advisory agreement with NXRT Adviser (the “NXRT Advisory Agreement”) under the terms summarized below and more fully described in the preliminary information statement to be provided to Shareholders. NXRT has filed with the SEC an initial registration statement on Form 10 (the “Registration Statement”) and a preliminary information statement as an exhibit to the Registration Statement that contains important information regarding the Spin-Off. The Registration Statement and information statement are subject to amendment and completion. The information statement will be sent to securityholders after the Registration Statement is declared effective.

Because holders of the Fund’s Common Stock will also hold shares of NXRT after the Spin-Off, the Board is requesting Shareholder approval of the NXRT Advisory Agreement.

Legal Requirements in Approving the NXRT Advisory Agreement

The 1940 Act requires that advisory agreements, other than certain interim advisory agreements, be approved by a vote of a majority of the outstanding shares of a company. The Shareholders do not currently hold shares of NXRT and therefore approval of the NXRT Advisory Agreement by the current sole stockholder of NXRT would not violate the 1940 Act; however, because the NXRT Advisory Agreement will be in effect at the time that NXRT shares will be distributed to Shareholders in connection with the Spin-Off, the Board has determined that Shareholder approval of the NXRT Advisory Agreement is appropriate.

If the Shareholders do not approve the NXRT Advisory Agreement, it will not go into effect under the proposed terms, and the Board will consider the appropriate action to take with respect to an investment advisory arrangement for NXRT.

Approval of the proposal requires the vote of the “majority of the outstanding voting securities” of the Fund. Under the 1940 Act, a “majority of the outstanding voting securities” is defined as (1) 67% or more of the voting securities present at the applicable meeting if the holders of more than 50% of the outstanding voting securities of such fund are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of such fund, whichever is less.

The Spin-Off

The NHF Board has announced a plan to separate its business into two separate and independently publicly traded companies:

•	NHF, which will continue to operate as a non-diversified, closed-end investment company; and

•	NXRT, a Maryland corporation, which will directly or indirectly acquire, own, operate and selectively develop multifamily real property.

NHF will accomplish the separation by first effecting a series of restructuring transactions followed by a distribution of all of the outstanding shares of NXRT common stock to the Shareholders on a pro rata basis. At the time of the Spin-Off, NXRT, which is currently a subsidiary of NHF, will directly or indirectly hold all or a majority interest in all of the multifamily properties that NHF, through its subsidiary Freedom REIT, LLC, holds interests in prior to the Spin-Off. Following the Spin-Off, NXRT expects to indirectly hold all or a majority interest in the properties in its portfolio, and conduct all of its investment activities, through NXRT OP, NXRT’s operating partnership. NXRT intends to elect to be taxed, and qualify, as a real estate investment trust (“REIT”) for U.S. federal income tax purposes commencing with its first taxable year of operations as a separate public company.

Prior to the Spin-Off, NXRT and NHF will enter into a separation and distribution agreement setting forth the mechanics of the Spin-Off, certain organizational matters and other ongoing obligations of NHF and NXRT (the “Separation and Distribution Agreement”). NHF and NXRT or their respective subsidiaries, as applicable, may also enter into other agreements prior to the Spin-Off to provide a framework for the restructuring and for the relationships between NXRT and NHF that will exist following the Spin-Off.

Upon satisfaction or waiver of the conditions to the Spin-Off, NHF will effect the Spin-Off by distributing              share of common stock of NXRT for every              shares of NHF held by the Shareholders at the close of business on             , 2014, the record date for the Spin-Off. Shareholders of record will receive cash in lieu of any fractional shares of NXRT common stock which the Shareholder would have received after application of the above ratio. Following the Spin-Off, Shareholders of record will own shares in both NHF and NXRT. The number of NHF common shares you own will not change as a result of the Spin-Off.

The NHF Board has reserved the right, in its sole discretion, to amend, modify or abandon the Spin-Off and related transactions at any time prior to the distribution date. In addition, the Spin-Off is subject to the satisfaction or waiver of a number of conditions. Your vote is not required to effect the Spin-Off. You do not need to make any payment, surrender or exchange your shares of NHF common stock or take any other action to receive your shares of NXRT common stock.

Upon the completion of the Spin-Off and the approval and execution of the NXRT Advisory Agreement, NXRT will be externally managed by NXRT Adviser, which will conduct substantially all of NXRT’s operations and provide asset management for NXRT’s real estate investments.

Following the Spin-Off, NHF will continue to operate as a non-diversified, closed-end investment company. NHF’s investment objectives are to provide both current income and capital appreciation by investing primarily in (i) secured and unsecured floating and fixed rate loans; (ii) bonds and other debt obligations; (iii) debt obligation of stressed, distressed and bankrupt issuers; (iv) structured products, including, but not limited to, mortgage-backed and other asset-backed securities and collateralized debt obligations; and (v) equities. Under normal market conditions, at least 80% of NHF’s assets are invested in one or more of principal investment categories (i) through (iv). The NHF Adviser has broad discretion to allocate NHF’s assets among certain investment categories, including real estate, and to change allocations as conditions warrant.

NXRT Adviser and the NXRT Advisory Agreement

Upon completion of the Spin-Off and the approval of the NXRT Advisory Agreement, NXRT will be externally managed and advised by NXRT Adviser, which will conduct substantially all of NXRT’s operations and provide asset management for NXRT’s portfolio of real estate investments. The offices of NXRT Adviser are located at 200 Crescent Court, Suite 700, Dallas, Texas 75201.

NXRT Adviser

NXRT Adviser will be responsible for sourcing potential investments, conducting research and diligence on prospective investments, analyzing investment opportunities, structuring NXRT’s investments and monitoring NXRT’s investments on an ongoing basis. NXRT Adviser will also provide NXRT with various services such as human resources, accounting, tax, valuation, information technology services, compliance and legal and will provide NXRT’s office space. NXRT Adviser will enter into a Shared Services Agreement with Highland, pursuant to which Highland will provide research and operational support to NXRT Adviser, including services in connection with the due diligence of actual or potential investments, the execution of investment transactions approved by NXRT Adviser and certain back office and administrative services.

NexPoint Real Estate Advisors was organized on September 5, 2014 and is an affiliate of each of NHF Adviser and Highland Capital Management, L.P., which is an SEC-registered investment advisor under the Investment Advisers Act of 1940 (the “Advisers Act”). Collectively, NXRT Adviser’s affiliates manage approximately $19 billion in assets as of June 30, 2014. NXRT Adviser is wholly-owned by NHF Adviser. NXRT Adviser will have contractual and fiduciary responsibilities to NXRT and its stockholders.

All investment decisions will be made by NXRT Adviser, subject to general oversight by NXRT Adviser’s investment committee and NXRT’s board of directors.

The following table sets forth information regarding NXRT Adviser’s management team, who will act as NXRT’s executive officers:

Name	Age	Position
James Dondero(1)	52	President

Brian Mitts(2)	44	Chief Financial Officer, Executive VP – Finance and Treasurer

Matt McGraner	30	Executive VP and Chief Investment Officer

Matthew Goetz	28	Senior VP – Investments and Asset Management

Scott Ellington	44	General Counsel and Secretary

(1)	Mr. Dondero is the Portfolio Manager of the Fund.

(2)	Mr. Mitts is the Treasurer (Principal Accounting Officer and Principal Financial Officer) of the Fund.

James Dondero:    Mr. Dondero will serve as the President of NXRT. Mr. Dondero is also the co-founder and president of Highland Capital Management, L.P., founder and president of NexPoint Advisors, L.P. and chairman of NexBank, an affiliated bank that is majority owned by Mr. Dondero. Highland, NexPoint Advisors and NexBank are all affiliates of NXRT. Mr. Dondero co-founded Highland in 1993 with Mark Okada. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Highland and its affiliates currently manage approximately $19 billion in assets as of June 30, 2014.

Brian Mitts:    Mr. Mitts will serve as the Chief Financial Officer, Executive VP – Finance and Treasurer of NXRT. Mr. Mitts joined Highland in February 2007 and currently also serves as the Chief Operations Officer for Highland Capital Fund Advisors and NexPoint Advisors, L.P. and leads business development for the real estate team, developing new products and exploring new markets. Highland and NexPoint Advisors are both affiliates of NXRT. Mr. Mitts works closely with the real estate team and is integral in marketing real estate products for Highland and its affiliates.

Matt McGraner:    Mr. McGraner will serve as the Executive VP and Chief Investment Officer of NXRT. Mr. McGraner is also a Managing Director at Highland Capital Management, L.P., an affiliate of NXRT. Mr. McGraner joined Highland in May 2013. With over eight years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at Highland, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. Prior to Jones Day, Mr. McGraner practiced law at Bryan Cave LLP from 2009 to 2011. Since 2008, Mr. McGraner has led the acquisition of over $800 million of real estate and advised on $16.3 billion of M&A and private equity transactions. Mr. McGraner also co-founded several small businesses and real estate investment companies before starting his legal career, and served as the director of acquisitions and business development for a commercial real estate investment and development company during law school.

Matthew Goetz:    Mr. Goetz will serve as the Senior VP – Investments and Asset Management of NXRT. Mr. Goetz is also a Senior Financial Analyst at Highland Capital Management, L.P., an affiliate of NXRT. With over seven years of real estate, private equity and equity trading experience, his primary responsibilities are to asset manage, source acquisitions, manage risk and develop potential business opportunities for Highland, including fundraising, private investments and joint ventures. Before joining Highland Capital Management, L.P. in June 2014, Mr. Goetz was a Senior Financial Analyst in CBRE’s Debt and Structured Finance group from May 2011 to June 2014 where he underwrote over $7 billion and more than 30 million square feet of multifamily, office, and retail commercial real estate. In his time at CBRE, Mr. Goetz and his team closed over $2.5 billion in debt and equity financing. Prior to joining CBRE’s Debt and Structured Finance group, he held roles as an Analyst and Senior Analyst for CBRE’s Recovery and Restructuring Services group from September 2009 to May 2011 where he assisted in the asset management and disposition of over 3,000 real estate owned assets valued at more than $750 million. He also provided commercial real estate consulting services to banks, special servicers, hedge funds, and private equity groups.

Scott Ellington:    Mr. Ellington will serve as the General Counsel and Secretary of NXRT. Mr. Ellington is also Chief Legal Officer and General Counsel at Highland Capital Management, L.P., an affiliate of NXRT. Prior to joining Highland in May 2007, Mr. Ellington worked as a Real Estate Counsel for Wells Fargo Bank in its Commercial Real Estate Group. Mr. Ellington primarily focused on the due diligence and documentation of commercial real estate credits. Formerly, Mr. Ellington worked from 2002-2004 as Bankruptcy Counsel to Countrywide Financial Corporation.

Investment Committee

NXRT Adviser will also have an investment committee, which will initially be comprised of James Dondero, the chairman of the committee, Brian Mitts and Matt McGraner. NXRT Adviser’s investment committee will meet periodically, at least every quarter, to discuss investment opportunities. The investment committee will periodically review NXRT’s investment portfolio and its compliance with NXRT’s investment policies, business and growth strategies and financing strategy at least on a quarterly basis or more frequently as necessary.

The NXRT Advisory Agreement

A copy of the proposed NXRT Advisory Agreement is attached hereto as Exhibit A. The following description is only a summary and is qualified in its entirety by reference to Exhibit A. While all material terms of the NXRT Advisory Agreement have been included in this summary, you should refer to Exhibit A and read the NXRT Advisory Agreement in its entirety.

Duties of NXRT Adviser.    The NXRT Advisory Agreement will provide that NXRT Adviser will manage NXRT’s business and affairs in accordance with the policies and guidelines established by NXRT’s board of directors and described in this proxy statement, and that NXRT Adviser will be under the supervision of the NXRT board of directors. The agreement will require NXRT Adviser to provide NXRT with all services necessary or appropriate to conduct its business, including the following:

•

locating, presenting and recommending to NXRT real estate investment opportunities consistent with NXRT investment policies, acquisition strategy and objectives, including NXRT conflicts of interest policies;

•	structuring the terms and conditions of transactions pursuant to which acquisitions and dispositions of properties will be made;

•	acquiring properties on NXRT’s behalf in compliance with its investment objectives and strategies;

•	arranging for the financing and refinancing of properties;

•	administering NXRT’s bookkeeping and accounting functions;

•	serving as NXRT’s consultant in connection with policy decisions to be made by the NXRT board of directors, managing NXRT’s properties or causing NXRT’s properties to be managed by another party;

•

monitoring NXRT’s compliance with regulatory requirements, including the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, NYSE standards and Code standards to maintain NXRT’s status as a REIT; and

•	rendering other services as NXRT’s board of directors deems appropriate.

NXRT Adviser will be required to obtain the prior approval of the NXRT board of directors in connection with:

•	any investment for which the portion of the consideration paid out of NXRT equity equals or exceeds $50,000,000, or

•

any investment that is inconsistent with the publicly disclosed investment guidelines as in effect from time to time, or, if none are then publicly disclosed, as otherwise adopted by the NXRT board of directors from time to time.

For these purposes, “equity” means NXRT’s cash on hand, exclusive of the proceeds of any debt financing incurred or to be incurred in connection with the relevant investment.

NXRT Adviser will be prohibited from taking any action that, in its sole judgment, or in the sole judgment of NXRT’s board of directors, made in good faith:

•

would adversely affect NXRT’s qualification as a REIT under the Code, unless the NXRT board of directors had determined that REIT qualification is not in the best interests of NXRT and its stockholders;

•	would subject NXRT to regulation under the 1940 Act;

•	is contrary to or inconsistent with NXRT’s investment guidelines; or

•

would violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over NXRT or its shares of common stock, or otherwise not be permitted by NXRT’s charter or bylaws.

Quarterly Base Management Fee.    The NXRT Advisory Agreement will require that NXRT pay NXRT Adviser a quarterly base management fee, as described under “Compensation of NHF Adviser and NXRT Adviser.” The base management fee will be payable quarterly in arrears in cash, unless NXRT Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of NXRT common stock, subject to the limitations set forth below under “– Limitations on Receiving Shares.” The number of shares issued to NXRT Adviser as payment for the quarterly basement management fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the volume-weighted average closing price of NXRT common stock for the ten trading days prior to the end of the quarter for which such fee will be paid, which NXRT refers to as the fee VWAP (“VWAP” means the volume-weighted average price). NXRT Adviser will compute each installment of the base management fee within 15 business days after the end of the quarter with respect to which such installment is payable. A copy of the computations made by NXRT Adviser to calculate such installment will thereafter, for informational purposes only, promptly be delivered to the NXRT board of directors and, upon such delivery, payment of such installment of the base management fee shown therein will be due and payable no later than 20 business days after the end of the quarter with respect to which such installment is payable.

Quarterly Incentive Fee.    The NXRT Advisory Agreement will require that NXRT pay NXRT Adviser a quarterly incentive fee, as described under “Compensation of NHF Adviser and NXRT Adviser.” The incentive fee is payable quarterly in arrears in cash, unless NXRT Adviser elects, in its sole discretion, to receive all or a portion of such fee in shares of NXRT common stock, subject to the limitations set forth below under “– Limitations on Receiving Shares.” The number of shares issued to NXRT Adviser as payment for the incentive fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the fee VWAP. NXRT Adviser will compute each installment of the incentive fee within 30 business days after the end of each quarter with respect to which such installment is payable. A copy of the computations made by NXRT Adviser to calculate such installment will be delivered to the NXRT board of directors promptly thereafter, and payment of such incentive fee will be due and payable no later than five business days after the date of delivery to the NXRT board of directors of such computations. The incentive fee amount may be increased or decreased, if NXRT Adviser agrees and if a majority of NXRT’s independent directors determines in the exercise of reasonable discretion that the amount so calculated is not equitable based upon facts and circumstances that may include, without limitation, dividend payments, market conditions, managerial performance or other factors.

Reimbursement of Expenses.    The NXRT Advisory Agreement will require that NXRT pay directly or reimburse NXRT Adviser for documented operating expenses paid or incurred by NXRT Adviser in connection with the services it provides NXRT under the agreement, as described under “Compensation of NHF Adviser and NXRT Adviser – NXRT Adviser”; provided, that any expenses payable by NXRT or reimbursable to NXRT

Adviser pursuant to the agreement will not be in amounts greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis. NXRT Adviser will prepare a statement documenting all expenses incurred during each month, and will deliver such statement to NXRT within 15 days after the end of each month. Such expenses will be reimbursed by NXRT no later than the fifteenth business day immediately following the date of delivery of such statement of expenses to NXRT.

Term of the NXRT Advisory Agreement.    The NXRT Advisory Agreement will have a term of two (2) years and will be automatically renewed for additional one-year terms on each anniversary of the NXRT Advisory Agreement unless terminated by NXRT Adviser or by NXRT. NXRT will also be able to terminate the NXRT Advisory Agreement only for (i) cause (as defined in the NXRT Advisory Agreement) or (ii) for a change of control of NXRT Adviser (as defined in the NXRT Advisory Agreement), if NXRT’s independent directors determine that the change of control is materially detrimental to NXRT, and, for either (i) or (ii), upon the affirmative vote of NXRT’s independent directors or the affirmative vote of the holders of not less than a majority of the outstanding shares of NXRT common stock. NXRT Adviser will also be able to terminate the NXRT Advisory Agreement for good reason or for a company change of control (each as defined in the NXRT Advisory Agreement). Any such termination must be upon not less than 180 days’ prior notice. If NXRT terminates the agreement without cause or elects not to renew it, or if NXRT Adviser terminates the agreement because of a material breach of the agreement by NXRT or as a result of a change of control of NXRT, NXRT will be required to pay NXRT Adviser a termination fee. The termination fee is payable in cash unless NXRT Adviser elects, in its sole discretion, to receive all or a portion of the termination fee in shares of NXRT common stock, subject to the limitations set forth below under “– Limitations on Receiving Shares.” The number of shares issued to NXRT Adviser as payment for the termination fee will be equal to the dollar amount of the portion of such fee that is payable in shares divided by the fee VWAP for the ten trading days prior to the termination date. See “Compensation of NHF Adviser and NXRT Adviser – NXRT Adviser.”

Limitations On Receiving Shares.    The ability of NXRT Adviser to receive shares of NXRT common stock as payment for all or a portion of the base management fee, incentive fee or termination fee due under the terms of the NXRT Advisory Agreement will be subject to the following limitations: (i) the ownership of shares of common stock by NXRT Adviser may not violate the ownership limitations set forth in NXRT’s charter, after giving effect to any exception from such ownership limitations that NXRT’s board of directors may grant to NXRT Adviser or its affiliates; and (ii) compliance with all applicable restrictions under the U.S. federal securities laws and the NYSE rules. To the extent that payment of any fee in shares of NXRT common stock would result in a violation of the ownership limits set forth in NXRT’s charter (taking into account any applicable waiver or any restrictions imposed under the U.S. federal securities laws or NYSE rules), all or a portion of such fee payable to NXRT Adviser will be payable in cash to the extent necessary to avoid such violation.

Registration Rights.    NXRT will enter into a registration rights agreement with the NXRT Adviser with respect to any shares of NXRT common stock that NXRT Adviser receives as payment for any fees owed under the NXRT Advisory Agreement. These registration rights will require NXRT to file a registration statement with respect to such shares.

Liability and Indemnification of NXRT Adviser.    Under the NXRT Advisory Agreement, NXRT will also be required to indemnify NXRT Adviser and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to NXRT Adviser’s acts or omissions.

Other Activities of NXRT Adviser and its Affiliates.    NXRT Adviser and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to NXRT’s business.

However, pursuant to the NXRT Advisory Agreement, NXRT Adviser will be required to devote sufficient resources to NXRT’s administration to discharge its obligations. NXRT Adviser may assign the NXRT Advisory Agreement to an affiliate upon approval of a majority of the NXRT independent directors. NXRT may assign or transfer the NXRT Advisory Agreement to a successor entity.

Potential Acquisition of NXRT Adviser.    Many REITs which are listed on a national stock exchange are considered “self-managed,” since the employees of such REIT perform all significant management functions. In contrast, REITs that are not self-managed, like us, typically engage a third party, such as NXRT Adviser, to perform management functions on its behalf. NXRT’s independent directors may determine that NXRT should become self-managed through the acquisition of NXRT Adviser, which NXRT refers to as an internalization transaction.

Compensation of NHF Adviser and NXRT Adviser

NHF Adviser

In return for its advisory services to the Fund, NHF Adviser receives an annual fee, payable monthly, in an amount equal to 1.00% of the average weekly value of the Fund’s Managed Assets. In return for its administrative services, NHF Adviser receives an annual fee, payable monthly, in an amount equal to 0.20% of the average weekly value of the Fund’s Managed Assets. “Managed Assets” means the total assets of the Fund, including assets attributable to any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred shares or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objectives and policies, and/or (iv) any other means. NHF Adviser, at its own expense, has the authority to engage both a sub-adviser and a sub-administrator, each of which may be an affiliate of NHF Adviser.

NXRT Adviser

Upon the completion of the Spin-Off and the approval of the NXRT Advisory Agreement, NXRT will compensate NXRT Adviser for the management of NXRT’s assets. Because NXRT Adviser will be an investment adviser to a REIT, rather than a closed-end fund such as NHF, the compensation and fees payable to NXRT Adviser under the NXRT Advisory Agreement are substantially different from those payable to NHF Adviser under the Fund Advisory Agreement. The Board has reviewed and considered comparative data with respect to (a) the expense ratios and the amount and structure of the expenses paid by other externally managed, publicly traded REITs and assessed the fairness and reasonableness of the management and incentive fees to be paid under the NXRT Advisory Agreement, as well as the total estimated expenses to be paid by NXRT, and has concluded that the advisory fees under the NXRT Advisory Agreement were fair and reasonable when compared to the advisory fees of the other publicly traded REITS.

The most significant items of compensation, fees, expense reimbursements and other payments that NXRT expects to pay to NXRT Adviser and its affiliates are included in the table below.

Type of Compensation	Determination of Amount	Payment
Quarterly Base Management Fee(1)

For a period of 24 months following the effective date of the NXRT Advisory Agreement, the quarterly base management fee will consist of (1) a Contributed Asset Fee and (2) a New Asset Fee.

The “Contributed Asset Fee” will be 0.1875% of the average gross real estate assets of NXRT on the date of the Spin-Off ($         million). The Contributed Asset Fee will be capped at $         million per quarter for a period of 24 months following the effective date of the NXRT Advisory Agreement.

The Contributed Asset Fee cap was determined so that for the initial 24 months the Contributed Asset Fee will not exceed the amount of the management fee attributable to the properties that NXRT will receive as a result of the Spin-Off and paid by NHF to NexPoint Advisors, L.P. for the quarter immediately preceding the effective date of the NXRT Advisory Agreement.

The “New Asset Fee” will be 0.1875% of average gross real estate assets acquired after the Spin-Off as of the last day of such quarter.

After the 24-month period following the effective date of the NXRT Advisory Agreement, the quarterly base management fee will be 0.1875% of average gross real estate assets as of the last day of such quarter.

“Average gross real estate assets” means the average of the aggregate book value of real estate assets before reserves for depreciation or other similar non-cash reserves. Real estate assets is defined broadly in the NXRT Advisory Agreement to include investments in real estate-related securities and mortgages. NXRT will compute average gross real estate assets by taking the average of the book values of its properties at the end of each month (or partial month) during (1) the quarter for which NXRT is calculating the fee or (2) the year for which NXRT is calculating reimbursements.

Quarterly in arrears in cash, shares of NXRT common stock(2) (valued at fee VWAP) or any combination thereof at the election of NXRT Adviser.

Type of Compensation	Determination of Amount	Payment
Quarterly Incentive Fee(1)

NXRT will pay NXRT Adviser an incentive fee based on its pre-incentive fee AFFO (as defined below). The incentive fee is computed at the end of each fiscal quarter (or part thereof that the NXRT Advisory Agreement is in effect) in an amount equal to the positive difference (but not less than zero) between:

(1)  the product of:

(a)  20%; and

(b)  the positive difference (but not less than zero) between:

(i)  AFFO for the previous 12-month period; and

(ii)  the product of

(A)    (x)  if NXRT has completed one or more public offerings of shares of common stock in the previous 12-month period, the VWAP of the shares sold in such public offerings (the Spin-Off will be deemed to be an offering for these purposes and with respect to the Spin-Off, assumed to be the 10-day VWAP per share over the 10 consecutive trading days immediately following the Spin-Off); or

         (y)  if NXRT has not completed any public offerings of shares of common stock in the previous 12-month period and more than 12 months have elapsed since the Spin-Off, the 252-day VWAP per share over the 252 consecutive trading days immediately preceding the date of calculation;

in either case multiplied by the weighted average number of shares outstanding (including, for the avoidance of doubt, any restricted shares and any shares underlying other awards granted under NXRT’s equity compensation plan or plans) in the previous 12-month period; and

(B)  7%, and

(2)  the sum of any incentive fee paid to NXRT Adviser with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive fee shall be payable with respect to any calendar quarter unless AFFO for the 12 most recently completed calendar quarters (or part thereof that the NXRT Advisory Agreement is in effect) is greater than zero.

Payable in cash, shares of NXRT common stock(2) (valued at the fee VWAP) or any combination thereof at the election of NXRT Adviser.

Type of Compensation	Determination of Amount	Payment

The incentive fee may be increased or decreased if NXRT Adviser agrees and a majority of the independent directors determines the calculated incentive fee is inequitable.

“Funds from operations” or “FFO” means net income (computed in accordance with U.S. generally accepted accounting principles, or “GAAP”), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and impairment charges. NXRT computes FFO in accordance with the National Association of Real Estate Investment Trust’s (“NAREIT”) definition. The computation of FFO may be adjusted at the direction of NXRT’s independent directors based on changes in, or certain applications of, GAAP. FFO will be determined from the date of the Spin-Off and without regard to NHF’s prior performance. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of NXRT’s performance or to cash flows as a measure of liquidity or ability to make distributions.

“AFFO” is calculated by adjusting NXRT’s FFO for items that do not reflect ongoing property operations, such as acquisition expenses, expensed costs related to the issuance of shares of NXRT common stock, equity-based compensation expenses and the amortization of intangibles.

Reimbursement of Operating Expenses	NXRT will reimburse NXRT Adviser for all of its out-of-pocket expenses in performing its services, including legal, accounting, financial, due diligence and other services that outside professionals or outside consultants would otherwise perform and NXRT will also pay its pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of NXRT Adviser required for NXRT’s operations (“Operating Expenses”). NXRT will also reimburse NXRT Adviser for any and all expenses (other than underwriters’ discounts) in connection with an offering, including, without limitation, legal, accounting, printing, mailing and filing fees and other documented offering expenses. Reimbursement of Operating Expenses under the NXRT Advisory Agreement, stock based compensation granted under any NXRT equity compensation plan and the base management fees paid to the NXRT Adviser will not exceed 1.5% of average gross	Monthly in cash based on documented expenses incurred.

Type of Compensation	Determination of Amount	Payment
real estate assets per calendar year (or part thereof that the NXRT Advisory Agreement is in effect). This limitation will not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions and other events outside the Company’s ordinary course of business.

Termination Fee(1)	Upon termination of the NXRT Advisory Agreement by NXRT without cause or by NXRT Adviser if NXRT materially breaches the NXRT Advisory Agreement, if there is a change in control of NXRT, if the NXRT Advisory Agreement is not renewed or if certain other events occur, NXRT Adviser will be entitled to a termination fee payable in cash, shares of NXRT common stock (valued at the fee VWAP) or any combination thereof at the election of NXRT Adviser. The termination fee, if any, will be equal to four times the sum of (1) the average annual base management fee and (2) the average annual incentive fee, in each case calculated based on the eight full calendar quarters (or part thereof that the NXRT Advisory Agreement is in effect) immediately preceding the termination date.	Payable in cash, shares of NXRT common stock(2) (valued at the fee VWAP) or any combination thereof at the election of NXRT Adviser, upon termination of the NXRT Advisory Agreement by NXRT without cause or by NXRT Adviser for good reason.

(1)	NXRT Adviser’s ability to receive shares of NXRT common stock as payment for all or a portion of any fee payable under the NXRT Advisory Agreement is subject to certain limitations.

(2)

NXRT will enter into a registration rights agreement with NXRT Adviser with respect to any shares of NXRT common stock that NXRT Adviser receives as payment for any fees owed under the NXRT Advisory Agreement. These registration rights will require NXRT to file a registration statement with respect to such shares.

The following example illustrates how NXRT will calculate its quarterly incentive fee in accordance with the NXRT Advisory Agreement. NXRT’s actual results may differ materially from the following example.

Assume the following:

•	AFFO for the 12-month period equals $24,000,000;

•	63,000,000 shares of common stock are outstanding and the weighted average number of shares of common stock outstanding during the 12-month period is 63,000,000;

•	10-day VWAP after the Spin-Off is $4.00;

•	incentive fees paid during the first three quarters of such 12-month period are $0; and

•	AFFO for the 12 most recently completed calendar quarters is $24,000,000.

Under these assumptions, the quarterly incentive fee payable to NXRT Adviser would be $1,272,000 as calculated below:

1. AFFO for the 12-month period	$24,000,000

2. Applicable VWAP ($4.00) multiplied by the weighted average number of shares of common stock outstanding (63,000,000) multiplied by 7.0%	$17,640,000

3. Excess of AFFO over amount calculated in 2 above	$6,360,000

4. 20.0% of the amount calculated in 3 above	$1,272,000

5. Incentive fee equals the amount calculated in 4 above less the incentive fees paid during the first three quarters of such 12-month period ($1,272,000-$0); the quarterly incentive fee is payable to NXRT Adviser as AFFO for the 12 most recently completed quarters (or part thereof that the NXRT Advisory Agreement is in effect) is greater than zero	$1,272,000

Pursuant to the calculation formula, if AFFO increases and the weighted average share price and weighted average number of shares of common stock outstanding remain constant, the incentive fee will increase. The incentive fee will also increase if AFFO remains constant, and the weighted average issue price per share of common stock in the previous 12-month period is lower, implying a higher return on equity.

NXRT Adviser’s Investment Approach

Evaluating Potential Investments

NXRT Adviser’s investment approach will combine the management team’s and its property manager’s experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments:

•

Market Research.    NXRT Adviser’s investment team and NXRT’s property manager will research the acquisition and underwrite each transaction, utilizing both real-time market data and the transactional knowledge and experience of the network of professionals of NXRT Adviser and of NXRT’s property manager.

•

Local Market Knowledge.    NXRT Adviser, either directly, through its relationships with real estate professionals in the area, or through NXRT’s property manager, will develop information concerning the locality of the property to assess its competitive position.

•

Underwriting Discipline.    NXRT Adviser will follow a disciplined process to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which will include a review of property fundamentals (including tenant/lease base, lease rollover, expense structure, occupancy, and property capital expenditure), capital markets fundamentals (including cap rates, interest rates and holding period) and market fundamentals (including rental rates, concession and occupancy levels at comparable properties), as well as projected delivery and absorption rates. NXRT Adviser will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. In addition, NXRT Adviser will perform stress tests on each acquisition by reducing rent growth assumptions and increasing the interest rate in its assumptions prior to acquiring each asset.

•

Risk Management.    Risk management is a fundamental principle in NXRT Adviser’s construction of NXRT’s portfolio and in the management of each investment. Diversification of the NXRT portfolio by investment size, geographic location and interest rate risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions and dispositions, NXRT Adviser will generally consider the following factors as applicable:

•	strategically targeted markets;

•	income levels and employment growth trends in the relevant market;

•	employment and household growth and net migration of the relevant market’s population;

•	supply of undeveloped or developable real estate, local building costs and construction costs;

•	the location, construction quality, condition and design of the property;

•	the current and projected cash flow of the property and the ability to increase cash flow;

•	the potential for capital appreciation of the property;

•	purchase price relative to the replacement cost of the property;

•	the terms of leases, including the potential for rent increases;

•	the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

•	the occupancy and demand by residents for properties of a similar type in the vicinity;

•	the prospects for liquidity through sale, financing or refinancing of the property;

•	the benefits of integration into existing operations;

•	competition from existing multifamily properties and properties under development and the potential for the construction of new multifamily properties in the area; and

•	potential for opportunistic selling based on demand and price of high quality assets.

NXRT may also allocate up to approximately 30% of its portfolio to investments in real estate-related debt and securities with the potential for high current income or total returns.

Property-Level Business Strategy

NXRT Adviser’s investment approach will also include active and aggressive management of each property acquired. NXRT Adviser believes that active management is critical to creating value.

Prior to the purchase of a property, NXRT’s property manager and NXRT Adviser will tour each property and develop a business strategy for the property. This will include a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. NXRT Adviser will review such property-level business strategies quarterly to anticipate changes or opportunities in the market.

In an effort to keep properties in compliance with NXRT’s underwriting standards and management strategies, NXRT Adviser will remain involved through the investment life cycle of each acquired property and will actively consult with NXRT’s property manager throughout the holding period.

Dispositions

Each quarter, NXRT Adviser will evaluate the NXRT portfolio for potential disposition opportunities based on the performance of the individual asset, market conditions and NXRT’s overall portfolio objectives.

Economic and market conditions may influence NXRT to hold its investments for different periods of time. NXRT may sell an asset before the end of the expected holding period if NXRT believes that market conditions and asset positioning have maximized its value to NXRT or the sale of the asset would otherwise be in the best interests of the NXRT stockholders.

NXRT expects that third parties that acquire NXRT properties will purchase them for cash. However, in some instances NXRT may sell its properties by providing financing to purchases. It may be beneficial for NXRT to provide financing to purchasers if providing such financing would accelerate the time in between signing and closing. Any such financing would be on terms consistent with the prevailing market conditions for similar financings.

Certain Conflicts of Interest Relating to NXRT Adviser

The following briefly summarizes certain potential and actual conflicts of interest which may arise from the overall investment activity of NXRT Adviser, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of NXRT Adviser and the funds and clients advised by affiliates of NXRT Adviser may give rise to conflicts of interest or other restrictions and/or limitations imposed on NXRT in the future that cannot be foreseen or mitigated at this time.

Other Accounts and Relationships

As part of their regular business, NXRT Adviser, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law including Section 206(3) of the Advisers Act, with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties will not be restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by NXRT. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, or be pari passu, senior or junior in ranking to, an investment, including investments in securities, made and/or held by NXRT or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by NXRT and otherwise create conflicts of interest for NXRT. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to NXRT’s investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for NXRT. The Related Parties will not be required to offer such securities or investments to NXRT or provide notice of such activities to NXRT. In addition, in managing NXRT’s portfolio, NXRT Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of NXRT Adviser in accordance with its fiduciary duties to its other clients, NXRT Adviser may take, or be required to take, actions which adversely affect the interests of NXRT.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for NXRT. Such investments may be different from those made on behalf of NXRT. Neither NXRT Adviser nor any Related Party has any duty, in making or maintaining such investments, to act in a way that is favorable to NXRT or to offer any such opportunity to NXRT, subject to NXRT Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to NXRT. NXRT Adviser and/or any Related Party may also provide advisory or other services for a customary fee with respect to investments made or held by NXRT, and neither NXRT’s shareholders nor NXRT shall have any right to such fees. NXRT Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including NexPoint Value Add Realty Trust, Inc., an inactive REIT, and other REITs, who make investments of a similar nature to those of NXRT, and with companies whose securities or properties are acquired by NXRT and may own equity or debt securities issued by NXRT’s joint ventures. In connection with the foregoing activities NXRT Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of NXRT Adviser to effect a transaction for NXRT, and NXRT’s investments may be constrained as a consequence of NXRT Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on behalf of its clients, including NXRT. In addition, officers or affiliates of NXRT Adviser and/or Related Parties may possess information relating to NXRT’s joint ventures that is not known to the individuals at NXRT Adviser responsible for monitoring NXRT’s joint ventures and performing the other obligations under the NXRT Advisory Agreement.

Although the professional staff of NXRT Adviser will devote as much time to NXRT as NXRT Adviser deems appropriate to perform its duties in accordance with the NXRT Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among NXRT and NXRT Adviser’s or any Related Parties’ other accounts. The NXRT Advisory Agreement places restrictions on NXRT Adviser’s ability to buy and sell investments for NXRT. Accordingly, during certain periods or in certain circumstances, NXRT Adviser may be unable as a result of such restrictions to buy or sell investments or to take other actions that it might consider to be in the best interests of NXRT and its stockholders.

The directors, officers, employees and agents of the Related Parties, and NXRT Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for NXRT or any Related Party, or for any of NXRT’s joint ventures or any affiliate thereof, and neither NXRT nor its stockholders shall have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as NXRT, or of other investment funds managed by NXRT Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of NXRT or its stockholders. NXRT may compete with other entities managed by NXRT Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on NXRT Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of NXRT Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that NXRT Adviser or its affiliates have to other clients.

Certain Related Parties, including NexBank SSB and Governance Re among others, may provide banking, agency, insurance and other services to NXRT and its operating affiliates for customary fees, and neither NXRT, nor its subsidiaries will have a right to any such fees.

Allocation of Investment Opportunities

In addition, the Related Parties may, from time to time, be presented with investment opportunities that fall within the investment objectives of NXRT and other clients, funds or other investment accounts managed by the Related Parties, and in such circumstances, the Related Parties expect to allocate such opportunities among NXRT and such other clients, funds or other investment accounts on a basis that the Related Parties determine in good faith is appropriate taking into consideration such factors as the fiduciary duties owed to NXRT and such other clients, funds or other investment accounts, the primary mandates of NXRT and such other clients, funds or other investment accounts, the capital available to NXRT and such other clients, funds or other investment accounts, any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing that may be required for such investment and the other investments of NXRT and such other clients, funds or other investment accounts, the relation of such opportunity to the investment strategy of NXRT and such other clients, funds or other investment accounts, reasons of portfolio balance and any other consideration deemed relevant by the Related Parties in good faith. NXRT Adviser will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) the requirements of the Advisers Act. NXRT Adviser will seek to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to NXRT fairly or equitably in the short-term or over time and there can be no assurance that NXRT will be able to participate in all such investment opportunities that are suitable for it.

Cross Transactions and Principal Transactions

As further described below, NXRT Adviser may effect client cross-transactions where NXRT Adviser causes a transaction to be effected between NXRT and another client advised by NXRT Adviser or any of its affiliates. NXRT Adviser may engage in a client cross-transaction involving NXRT any time that NXRT Adviser believes such transaction to be fair to NXRT and the other client of NXRT Adviser or its affiliates.

As further described below, NXRT Adviser may effect principal transactions where NXRT may make and/or hold an investment, including an investment in securities, in which NXRT Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law, which may include NXRT Adviser obtaining the consent and approval of NXRT prior to engaging in any such principal transaction between NXRT and NXRT Adviser or its affiliates.

NXRT Adviser may direct NXRT to acquire or dispose of investments in cross trades between NXRT and other clients of NXRT Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, NXRT may make and/or hold an investment, including an investment in securities, in which NXRT Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by NXRT may enhance the profitability of NXRT Adviser’s own investments in such companies. Moreover, NXRT and its operating affiliates may invest in assets originated by or enter into loans, borrowings and or financings with NXRT Adviser or its affiliates, including but not limited to NexBank, including in primary and secondary transactions with respect to which the NXRT Adviser or a Related Party may receive customary fees from the applicable issuer, and neither NXRT nor its subsidiaries shall have the right to any such fees. In each such case, NXRT Adviser and such affiliates may have a potentially conflicting division of loyalties and responsibilities regarding NXRT and the other parties to such investment. Under certain circumstances, NXRT Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to NXRT Adviser’s valuation procedures to another fund managed or advised by NXRT Adviser or such affiliates. In addition, NXRT Adviser may enter into agency cross-transactions where it or any of its affiliates acts as broker for NXRT and for the other party to the transaction, to the extent permitted under applicable law. NXRT Adviser may obtain NXRT’s written consent as provided herein if any such transaction requires the consent of NXRT under Section 206(3) of the Advisers Act.

Participation in Creditor Committees, Underwriting and Other Activities

NXRT Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout of NXRT’s joint ventures. In such circumstances, NXRT Adviser may take positions on behalf of itself or Related Parties that are adverse to the interests of NXRT.

NXRT Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by NXRT. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by NXRT Adviser and/or its Related Parties and neither NXRT nor its shareholders shall have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among NXRT Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If NXRT Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing NXRT to acquire a particular investment, NXRT Adviser may be prevented from causing NXRT to purchase or sell such asset due to internal restrictions imposed on NXRT Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in NXRT Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on NXRT Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact NXRT Adviser’s ability to perform its investment management services to NXRT. In addition, while NXRT Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, NXRT Adviser’s ability to operate as an integrated platform could also be impaired, which would limit NXRT Adviser’s access to personnel of its affiliates and potentially impair its ability to manage NXRT’s investments.

Board Recommendation of Approval

The Board, including a majority of the Independent Trustees, reviewed and approved the NXRT Advisory Agreement at a meeting of the Board held on             , 2014. At that meeting, the Board had the opportunity to meet with representatives of NXRT Adviser. In reviewing the agreements and materials, the Board received information and considered a variety of factors with respect to the fairness and reasonableness of the compensation to be paid to NXRT Adviser under the NXRT Advisory Agreement.

Based upon its review of the information provided by NXRT Adviser and legal counsel, and following extensive discussions, the Board, including a majority of the Independent Trustees, concluded that it was satisfied with the nature, extent and quality of the services proposed to be provided by NXRT Adviser under the NXRT Advisory Agreement, that the amount and structure of the management fee proposed to be paid were reasonable with respect to the services to be provided under the NXRT Advisory Agreement, and that approving the NXRT Advisory Agreement was in the best interests of NXRT and the Shareholders. The Board voted to recommend the NXRT Advisory Agreement to the Shareholders for their approval.

In considering the approval of the NXRT Advisory Agreement, the Board evaluated information and considered various factors, including the following:

Nature, Extent and Quality of Services to be Provided.    The Board reviewed the nature, extent, and quality of the investment advisory and management services proposed to be provided to NXRT by NXRT Adviser and found them sufficient to encompass the range of services necessary for NXRT to operate.

Comparison of Management Fee and Expense Ratio to Other Real Estate Investment Trusts.    The Board reviewed and considered comparative data with respect to (a) the expense ratios and the amount and structure of the expenses paid by other externally managed, publicly traded REITs. The comparative data assisted the Board in assessing the fairness and reasonableness of the management and incentive fees to be paid under the NXRT Advisory Agreement as well as the total estimated expenses to be paid by NXRT. The Board concluded that the advisory fees under the NXRT Advisory Agreement were fair and reasonable when compared to the advisory fees of the other publicly traded REITS.

Experience of Management Team and Personnel.    The Board considered that all of the current key personnel of NXRT Adviser will be working for NXRT Adviser when the NXRT Advisory Agreement becomes effective.

Investment Performance.    The Board considered the track record of NHF Adviser in managing the assets which will be managed by NXRT Adviser under the NXRT Advisory Agreement and found it to be comparable to the track record of the investment advisors to similar REITS.

Provisions of the NXRT Advisory Agreement.    The Board considered the terms of the NXRT Advisory Agreement and the extent to which its provisions were comparable to the investment advisory agreements of existing REITs. The Board concluded that (a) the terms of the NXRT Advisory Agreement were satisfactory and in line with market norms, (b) the services to be provided under the NXRT Advisory Agreement were reasonably necessary for NXRT’s operations, (c) the services to be provided under the NXRT Advisory Agreement were comparable in nature and as least equal in quality of those provided under other investment advisory agreements and (d) the payment terms were fair and reasonable in light of usual and customary charges.

Costs of Providing Services and Profit.    The Board considered the costs incurred by NXRT and NXRT Adviser to provide services to NXRT, the expected costs to be incurred by NXRT Adviser, the profit that NXRT Adviser may realize, and NXRT Adviser’s financial condition. Based on its review, the Board concluded that

NXRT Adviser is financially able to provide NXRT with the services enumerated in the NXRT Advisory Agreement.

Economies of Scale.    The Board considered the extent to which economies of scale may be realized as NXRT grows, but concluded that NXRT will have to grow substantially before any economies of scale may be realized.

In considering the approval of the NXRT Advisory Agreement, the Board, including the Independent Trustees, did not identify any single factor as controlling. Based on the Board’s evaluation of all factors that it deemed to be relevant the Board, including the Independent Trustees, concluded that (a) NXRT Adviser has demonstrated that it possesses the capability and resources necessary to perform the duties required of it under the NXRT Advisory Agreement and (b) the costs of services to be provided and profits to be realized by NXRT Adviser are reasonable in comparison to those of investment advisers of comparable companies and reasonable in relation to the services to be provided by NXRT Adviser. In recommending that you approve the NXRT Advisory Agreement, the Board has taken the action which it believes to be in the stockholders’ best interests. In so doing, the Board was advised by independent counsel as to the matters to be considered and the standards to be used in reaching its decision.

Based on the information reviewed and the discussions among the board members, the Board, including a majority of the Independent Trustees, approved the NXRT Advisory Agreement.

If the Shareholders do not approve the Proposal, the NXRT Advisory Agreement will not go into effect as proposed and the Board will consider the appropriate action to take with respect to an investment advisory arrangement for NXRT.

Other Considerations

In reaching its recommendation to the Shareholders to approve the Proposal, the Board considered the possible source of conflict of interest such as those discussed under “Certain Conflicts of Interest Relating to NXRT Adviser.”

THE BOARD, INCLUDING ALL OF THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF AN INVESTMENT ADVISORY AGREEMENT AMONG NEXPOINT RESIDENTIAL TRUST, INC., NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P. AND NEXPOINT REAL ESTATE ADVISORS, L.P.

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

The Trustees do not intend to present any other business at the Meeting nor are they aware that any shareholder intends to do so, apart from the consideration of an adjournment or postponement. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

If there appears not to be enough votes for a quorum or to approve the Proposal at the Meeting, the presiding officer of the Meeting or the Shareholders who are represented in person or by proxy may vote to adjourn the Meeting with respect to the Proposal to permit the further solicitation of proxies. The person(s) named as proxies will vote proxies held by them for such adjournment.

ADDITIONAL INFORMATION

Shareholder Proposals

Any proposals of shareholders intended to be presented at the Fund’s 2015 Annual Meeting of Shareholders must be received at the Fund’s principal executive office no later than             , 2014 for inclusion in the Fund’s proxy statement and proxy card relating to the 2015 Annual Meeting of Shareholders and must comply with the requirements of Rule 14a-8 under the 1934 Act and all other legal requirements. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. The submission by a shareholder of a proposal for inclusion in the proxy materials does not guarantee that it will be included. Any proposals submitted after such date will not be included in the Fund’s proxy statement and proxy card relating to the 2015 Annual Meeting of Shareholders. Proxies solicited by the Fund will confer discretionary voting authority with respect to these proposals if the proposals are not received by the Fund, in good order and complying with all applicable legal requirements, by             , 2015, and may confer discretionary voting authority with respect to proposals received before such date, in each case subject to SEC rules governing the exercise of this authority.

Delivery Requirements

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials (“Notice”) addressed to those shareholders or by sending separate Notices for each household account in a single envelope. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Fund and some brokers household proxy materials or Notices, delivering a single proxy statement or Notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from a broker or the Fund that they will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes consent. If a shareholder does not want Fund mailings consolidated and would prefer to receive separate mailings at any time in the future, the shareholder should call the Fund at 1-866-351-4440 or write the Fund c/o NexPoint Advisors, L.P., 200 Crescent Court, Suite 700, Dallas, Texas 75201 and the Fund will furnish separate mailings, in accordance with instructions.

Communications with Trustees

Shareholders of the Fund who wish to communicate with Trustees (or to the Independent Trustees as a group) should send communications to the attention of the Secretary of the Fund, c/o NexPoint Advisors, L.P., 200 Crescent Court, Suite 700, Dallas, Texas 75201, and communications will be directed to the Trustee or Trustees indicated in the communication or, if no Trustee or Trustees are indicated, to all Trustees.

COPIES OF THE FUND’S ANNUAL REPORT DATED DECEMBER 31, 2013 AND SEMI-ANNUAL REPORT DATED JUNE 30, 2014 TO SHAREHOLDERS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING THE FUND AT             , OR BY CALLING TOLL-FREE             .

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Meeting in person, you are urged to fill in, sign and return the proxy in the enclosed stamped, self-addressed envelope.

Dallas, Texas

            , 2014

EXHIBIT A

[PROPOSED NXRT ADVISORY AGREEMENT]

[INSERT PROXY CARD]